Exhibit 99.1

NEWS RELEASE

ICF International Completes Acquisition of Ironworks Consulting

FOR IMMEDIATE RELEASE

Contact:

Dr. Douglas Beck, ICF International, 1.703.934.3820

Lynn Morgen, MBS Value Partners, 1.212.750.5800

FAIRFAX, Va. (January 3, 2012) — ICF International (NASDAQ:ICFI), a leading provider of consulting services and technology solutions to government and commercial clients, announced today it has closed on the acquisition of Ironworks Consulting, L.L.C., an interactive web development firm that provides customer engagement solutions across web, mobile, and social media platforms to blue chip companies in the health, energy, and financial services industries, as well as to U.S. federal government agencies and nonprofit organizations. The purchase price was approximately $100 million.

McGrath North Mullin & Kratz, P.C., L.L.O. acted as ICF’s legal counsel on the transaction. RSM McGladrey, Inc. conducted financial and tax due diligence for ICF. Signal Hill Capital Group L.L.C. initiated this transaction and acted as sole financial advisor to Ironworks Consulting, L.L.C.

Founded in 2001, Ironworks offers integrated customer engagement applications, including interactive, portal and content management solutions, and business and IT alignment services to a growing roster of Fortune 500 companies and government agencies. The combination of Ironworks with ICF will provide additional implementation services in each of ICF’s markets; expand the footprint of ICF’s commercial business, including commercial energy; provide ICF entrée into the commercial health market; and create a unique, end-to-end provider in ICF’s markets in the rapidly-growing digital/interactive space. Headquartered in Richmond, Va., Ironworks has 250 full-time employees and five offices.

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About ICF International

ICF International (NASDAQ:ICFI) partners with government and commercial clients to deliver professional services and technology solutions in the energy, environment, and transportation; health, education, and social programs; and homeland security and defense markets. The firm combines passion for its work with industry expertise and innovative analytics to produce compelling results throughout the entire program lifecycle, from research and analysis through implementation and improvement. Since 1969, ICF has been serving government at all levels, major corporations, and multilateral institutions. More than 4,000 employees serve these clients worldwide. ICF’s website is http://www.icfi.com.

Caution Concerning Forward-Looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations, and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; and

our ability to acquire and successfully integrate businesses. These statements include those that refer to ICF’s current expectations about the acquisition of Ironworks. Other factors that could cause our actual results to differ from those indicated in forward-looking statements are included in the “Risk Factors” section of our securities filings with the Securities and Exchange Commission. Although ICF’s expectations are based on what management believes to be reasonable assumptions, it cannot assure the expectations reflected in this document will be achieved as they are subject to risks and uncertainties that are difficult to predict and may be outside of ICF’s control. Such risks and uncertainties include the possibility that the benefits anticipated from the Ironworks transaction will not be fully realized and other risks in connection with the proposed transaction. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.